EXHIBIT 5


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                                                                        WACHOVIA
--------------------------------------------------------------------------------
Kenneth W. McAllister
Executive Vice President
and General Counsel

Wachovia Corporation
100 North Main Street
Winston-Salem, North Carolina 27150          November 12, 1997


Wachovia Corporation
100 North Main Street
P.O. Box 3099
Winston-Salem, North Carolina 27150

Re: Registration Statement on Form S-8 Relating to the 1st United Bancorp 1997 Key Employees' Stock Option Plan and 1st United
     Bancorp Key Employees Stock Option Plan (1993)

Gentlemen:

     I am familiar with the proceedings taken by Wachovia Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Post-Effective Amendment No. 1 on Form S-8 (the "Registration Statement") to a Registration Statement on Form S-4 (File No. 333-36889) under the Securities Act of 1933, as amended, pertaining to the issuance of up to 57,300 shares of the Company's Common Stock, par value $5.00 per share (the "Shares"), pursuant to certain obligations assumed by the Company with respect to the 1st United Bancorp 1997 Key Employees' Stock Option Plan and 1st United Bancorp Key Employees Stock Option Plan (1993) (collectively, the "Plans"). The assumption by the Company of such obligations, and the issuance and sale of the Shares, is contemplated pursuant to a certain Agreement and Plan of Merger, dated August 6, 1997, by and between the Company and 1st United Bancorp ("1st United"), pursuant to which 1st United merged with and into the Company.

     As counsel for the Company, I have reviewed the Plans and the Registration Statement, and I have examined and am familiar with the records relating to the organization of the Company, including its articles of incorporation, bylaws and all amendments thereto, and the records of all proceedings taken by the Board of Directors of the Company pertinent to the rendering of this opinion.

     Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of each respective Plan, will be validly issued, fully paid and nonassessable.



     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Sincerely,

                                     /s/ Kenneth W. McAllister
                                     Kenneth W. McAllister



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